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DISABILITY RIDER
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This Rider is  attached to and made a part of this  Contract as of the  Contract
Date,  or if later,  the date shown below.  Terms not defined in this Rider have the meaning given to them in the Contract.  The "Withdrawal  Charges" section of the Contract is amended by adding the  following  paragraphs  at the end of that section:

FSBL will waive the  Withdrawal  Charge in the event of a  Withdrawal  after any
Owner has become  totally and  permanently  disabled after the Contract Date and prior to age 65. "Totally and permanently disabled" means that:

   1.  the Owner is unable, because of physical or mental impairment, to perform the material and substantial duties of any occupation for which the Owner is suited by means of education, training or experience; and

   2.  the  impairment  must  have been in  existence  for more than 180 days to qualify for this benefit.

FSBL requires proof of disability and proof of age. FSBL will accept as proof of disability  a  certified  Social  Security  finding of  disability  or a written
statement  by  a  licensed  physician.   FSBL  will  accept  a  certified  birth
certificate as proof of age. Such proof of disability and age must be acceptable to FSBL.

FSBL reserves the right to: (1) have the Owner examined by a physician of FSBL's choice and at FSBL's  expense to  determine  whether the Owner is eligible for a waiver of the  Withdrawal  Charge as provided  herein;  and (2) require  current proof of disability with each Withdrawal  request;  provided that such proof may be requested no more than twice per Contract  Year during the first two years of disability and no more than once per Contract Year thereafter.

FIRST SECURITY BENEFIT LIFE INSURANCE
AND ANNUITY COMPANY OF NEW YORK

ROGER K. VIOLA

Roger K. Viola
Secretary

Rider Start Date
(If Other Than Contract Date)

FSB220 (10-01)